SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

SeaBright Insurance Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	56-2393241
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, Washington (Address of principal executive offices)	98121 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box. ☐	General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-119111

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $.01 per share (the “Common Stock”), of SeaBright Insurance Holdings, Inc. (the “Company”) as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2004 (Registration No. 333-119111), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits.

Number	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement.

4.	Indenture dated as of May 26, 2004 by and between SeaBright Insurance Company and Wilmington Trust Company, incorporated by reference to Exhibit 4.2 of the Registration Statement.

5.	Stockholders Agreement dated as of September 30, 2003 by and among SeaBright Insurance Holdings, Inc., the persons listed on schedule I attached thereto and the persons listed on schedule II attached thereto, incorporated by reference to Exhibit 10.22 of the Registration Statement.

6.	Registration Agreement dated as of September 30, 2003 by and among SeaBright Insurance Holdings, Inc. and the persons identified on the schedule of investors attached thereto, incorporated by reference to Exhibit 10.23 of the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 21, 2005	SeaBright Insurance Holdings, Inc.
(Registrant)

	By:	/s/ John G. Pasqualetto
		Name:	John G. Pasqualetto
		Title:	Chairman, President and Chief Executive Officer